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                                                        EXHIBIT 10.8

                                LEASE AGREEMENT

        LEASE AGREEMENT made this 27th day of April, 1995, between Winchester "44" Associates, a Colorado general partnership (hereinafter referred to as "Landlord"), and Donnelly Applied Films Corporation, a Michigan corporation (hereinafter referred to as "Tenant").

Landlord and Tenant agree as follows:

1. Property-Leased Premises. Landlord leases to Tenant the following described premises:

                A 36,000 square foot single story, block building located at 6797 Winchester Circle in Boulder, Colorado.

2. Term. This lease shall commence on the 1st day of May, 1995, and end on the 30th day of April, 2000.

3.      Rental Charges.

        a. Base Rental Charges. Tenant shall pay to Landlord as minimum base rent the total sum of $1,250,539.56 (One Million Two Hundred Fifty Thousand Five Hundred Thirty-Nine and 56/100 Dollars), payable as follows:

        In the first year of the lease the sum of $241,248.00, payable in equal monthly payments of $20,104,00.
        In the second year of the lease, the sum of $241,248.00, payable in equal monthly payments of $20,104.00.
        In the third year of the lease, the sum of $248,485.44, payable in equal monthly payments of $20,707.12.
        In the fourth year of the lease, the sum of $255,939.96, payable in equal monthly payments of $21,328.33.
        In the fifth year of the lease, the sum of $263,618.16, payable in equal monthly payments of $21,968.18.

        b. Additional Rental. Tenant shall pay Landlord additional annual rental equal to 100% of the total maintenance and operating costs for the building.
        Operating and maintenance expenses shall be defined as taxes, assessments, and governmental charges levied or charged against the real estate where the premises are located excluding federal and state income taxes; and insurance premiums attributable to the real estate of which the leased premises form a part; and all maintenance and repair expenses as set forth under Landlord's repairs; and any and all other operating costs which are incurred by the Landlord or its manager in connection with the maintenance, operation, and repair of the building. Tenant shall pay for its own utilities (or pro rata share thereof) and operating expenses shall not include management fee expenses.
        At the beginning of each calendar year of the lease term Landlord will provide Tenant with an estimated cost of twelve months of operating expenses. Tenant shall pay monthly one-twelfth (1/12) of these operating expenses. At the end of each calendar year of the lease term the Landlord shall provide an actual statement of operating expenses and the Tenant will be credited

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with or required to pay the difference with the next monthly rental payment.
Failure by the Landlord to provide the estimates or a final statement shall not relieve Tenant of liability for its appropriate share of operating expenses.

4. Security Deposit. Landlord hereby acknowledges receipt of the sum of $8,750.00 paid by Tenant, to be retained by Landlord as security for the performance of the terms and conditions of this Lease Agreement. In the event deductions are made by Landlord for failure to meet obligations, upon request by the Landlord, Tenant shall redeposit sufficient amounts to maintain the security deposit in the amount noted as received above. The receipt or use of any security deposits shall not relieve Tenant of any liability for damages or loss occasioned by the actions of Tenant. There shall be no interest payable on the security deposit held by Landlord.

5. Personal Property Taxes. Tenant shall be responsible for all taxes and/or assessments levied or assessed against any furniture, fixtures, equipment, or similar items installed or located on the leased premises by Tenant.

6. Option to Extend and Holdover. If Tenant fully and completely performs all terms and conditions, including rental payment, of this agreement, then Tenant shall have the option to renew this lease for an additional term of five (5) years. If tenant wishes to exercise this option, notice shall be given to Landlord not less than 60 days and not more than 120 days prior to the expiration of the term of this lease. This additional lease term will be under the same terms and conditions as this lease, except for the amount of base rent, which shall be at prevailing market rates and will be agreed upon in writing between Landlord and Tenant. If the term of this lease expires without such a written agreement, then this lease will be considered to be a month-to-month lease with a monthly rental payment of five percent (5%) greater than the last monthly rental prior to the termination of this lease. All other terms and conditions of this lease will remain in effect.

7. Insurance. Landlord shall insure the real estate in which the leased premises are located against fire and extended coverage hazards with a licensed casualty insurance company. These premium costs shall be part of operating expenses. The insurance obtained by Landlord shall not cover the contents of the premises leased by Tenant.

        Tenant shall keep in effect with a licensed insurance company public liability and property damage insurance with a bodily injury coverage in the names of and for the benefit of Tenant and Landlord with minimum limits as follows: Bodily Injury, $100,000 each person - $300,000 each accident; Property Damage, $100,000. A copy of such insurance policy shall be furnished to Landlord and adequate certificates shall be issued by the insurance company to Landlord upon Landlord's request.

8. Landlord's Repairs. Landlord shall maintain and repair all structural elements, including the roof and exterior walls but excluding any glass and doors as a Landlord responsibility and not as part of operating expenses. Landlord shall replace at his expense any defective equipment installed by landlord on the premises. All other repairs and maintenance are part of operating expenses.

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9.  Tenant's Repairs.  Tenant shall maintain the leased premises in good order and repair. Upon expiration of this lease, or upon earlier termination, Tenant shall deliver leased premises to Landlord in the same condition as when leased, reasonable wear and tear excepted.

10. Tenant's Obligation. Tenant agrees not to perform any act or carry on any practice which may damage the real estate or leased premises and shall not be a nuisance or menace to other tenants in the building.

11. Tenant's Compliance. Tenant shall promptly comply with all lawful orders, laws, regulations or ordinances, of all municipal, county, state, and federal authorities affecting the leased premises.

12. Covenant of Quiet Enjoyment. Tenant shall at all times be entitled to peaceably and quietly enjoy the leased property without any disturbance from Landlord or management agent except as provided in this agreement.

13. Licenses or Easements. Tenant grants to Landlord such licenses or easements to the leased premises as are reasonably required for installation or maintenance and repairs and the Landlord agrees to use every effort to assure that such activities shall not result in any unreasonable interference with Tenant's use.

14. Sublet. Tenant shall not sublet the leased premises nor assign this lease or any interest in this lease without the written consent of the Landlord, which consent shall not be unreasonably withheld.

15. Care of Leased Premises by Tenant. Tenant agrees that the Landlord shall not be liable for any damages incurred by the failure of Tenant to keep the leased premises in repair. Landlord shall not be liable for any damage arising from the negligence of the Tenant, co-tenants or other occupants of the building except to the extent that such damages arise from Landlord's own negligent conduct or breach of performance.

16. Tenant Improvement Changes. Any and all Tenant improvement changes may be made only after consultation and receipt of written consent by the Landlord.

17. Landlord Covenants. The Landlord covenants that it is the present owner in fee simple of the premises and that it has the right and authority to make this lease.

18. Parking and Common Use Areas and Facilities - Rules and Regulations of Building. All parking areas, driveways, entrances and exits and other facilities furnished by the Landlord, including all common areas of the building, shall at all times be subject to the management and control of Landlord. Landlord shall have the unilateral right from time to time to further establish, modify, or impose additional rules and regulations with respect to all facilities and areas in common.

19. Eminent Domain. In the event the real estate, the lease premises, or any part thereof are taken by power of eminent domain, the rights and duties of the parties regarding the aggregate eminent domain award shall be:


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        a. If the entire premises are condemned, the lease shall terminate as of the date of the condemnation and the Tenant shall be released from any liability and the entire award shall be received by Landlord.

        b. If only a part of the premises are taken and the remaining premises are unusable by Tenant, the lease shall terminate with the same effect as a total taking and the award shall be received by the Landlord.

        c. If only a part of the premises are taken and the part remaining can be reasonable used by the Tenant, then this agreement shall remain in full force and effect with equitable rental adjustments made if necessary and the award shall only be received by the Landlord.

20. Premises Damaged or Destroyed. If the premises are damaged or wholly or partially made unusable by fire, flood, windstorm, explosion, or any other casualty, then the rights between the Landlord and Tenant shall be:

        Landlord shall promptly repair or replace the damaged premises if reasonable to do so in 180 days. If not completed within 180 days, the Tenant may terminate this lease. Rent shall be the same and only abated if more than 30% of the interior floor space is rendered untenable and the repairs are not completed in 30 days. If the premises are damaged by such casualties and the Tenant feels that its property would be endangered and wishes to make emergency repairs, the Landlord authorizes these emergency repairs but they should be made and borne by Tenant. Landlord shall not be obligated to make these emergency repairs.

21. Subordination of Lease to Mortgage. The Tenant acknowledges and agrees that this lease shall be subordinate in lien and claim to any mortgage or mortgages of the Landlord. Tenant agrees to execute an instrument in such form as required by Landlord to indicate the lease is subordinate to the rights of any mortgages related to the building and leased premises.

        Landlord agrees that the rights of the Tenant under this lease, including occupancy and use, shall not be disrupted or affected by such required subordination.

22. Certification of Lease Effectiveness. Tenant agrees upon request by Landlord to execute a written statement certifying the present status of the lease including its present effectiveness, lack of any default and the dates to which rent has been paid. It is understood that this statement will be relied upon by Landlord and prospective purchasers or mortgage holders. The failure of Tenant to deliver the certification within the requested time period shall be the equivalent of delivery of such certification by the Tenant.

23. Sale by Landlord. The sale or conveyance by Landlord shall release the Landlord from any and all liability under this lease. The Tenant's right to quiet possession shall not be disturbed and if any security deposit has been made, this security deposit may be transferred to the new purchaser who will assume all responsibilities and the Landlord will be discharged from any further liability regarding a security deposit or lease provisions.

23. Showing of the Premises. Tenant agrees that for a period beginning 90 days prior to the termination of this lease, the landlord may show the premises to prospective tenants.


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25. Right of Inspection. Landlord shall have the right to enter upon the leased premises at all reasonable hours for the purposes of inspecting the leased premises.

26. Signs. Tenant may place a sign on the leased premises to indicate the nature of the business of Tenant. The sign shall be lawful under applicable sign codes and all signs shall be approved by the Landlord before being placed on the premises.

27. Partial Invalidity. If any term or condition of this lease is deemed invalid or unenforceable, the remainder of the terms and conditions of this lease not held unenforceable or invalid shall continue to be in full force and effect to the extent permitted by law.

28. Use of Premises. The use of the lease premises by Tenant is limited to the following intended use:

                           Manufacturing and Assembly

29. Liability for Overload. Tenant shall be liable for any damage to the leased premises or the building which results from any movement of heavy articles by Tenant or its employees and agents. Tenant shall not overload the floors or any part of the leased premises.

30. Glass and Door Responsibility. All glass and doors on the leased premises shall be the responsibility of Tenant. Any replacement or repair shall be completed at the expense of Tenant.

31. Interest on Past Due Obligations. Any amounts due Landlord which are not paid when due shall bear interest at 1-1/2% per month from the due date until paid. Payment of interest shall not excuse or cure any default by Tenant.

32. Late Charge. The Landlord may make a collection service charge in the minimum amount of $25.00 or three percent (3%) monthly, whichever is greater, of any rent installment or other payment which is more than 10 days delinquent.

33. Legal Proceedings Responsibility. If any legal action or proceeding is brought by either Landlord or Tenant against the other for matters arising out of disputes under this lease, the prevailing party in any dispute shall be entitled to recover reasonable attorney's fees and costs and expenses incurred in the legal action and such amount shall be included in any judgement rendered in any legal action or proceeding.

34. Memorandum of Lease - Recording. This lease shall not be recorded in the office of the County Clerk and Recorder of Boulder County. If the Landlord and Tenant wish to record, the Landlord and Tenant shall execute a Memorandum of Lease incorporating the basic terms and conditions but deleting therefrom any statement or mention of rental payments and this Memorandum of Lease shall be the only recorded document.

35. Waivers. No express or implied agreement or acquiescence of any breach of the provisions of this lease shall be deemed to be a waiver of any rights of Landlord or Tenant as to any other activities of Landlord and Tenant.


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36.  Default.  Upon the happening of any of the following events, the Landlord may give notice to Tenant that the lease is terminated on a date certain and the lease shall terminate on the date stated by the Landlord:

        a. Failure of Tenant to pay any rental or other charges due the Landlord when the failure continues for a period of 10 days following receipt of notice by Tenant.

        b. Failure of Tenant to perform any obligations under the lease within five days after receipt of notice of the need to remedy the default.

        c.  An assignment by Tenant for the benefit of its creditors.

        d. Any levying of a Writ of Execution or Attachment against the property of Tenant if it is not released or discharged within 30 days.

        e. The instituting of any proceeding of involuntary bankruptcy, reorganization, liquidation, or dissolution of Tenant under the Federal Bankruptcy Act or any state bankruptcy laws or insolvency acts. The doing or permitting to be done by Tenant of any act which creates a Mechanic's lien or claim against the land or building of which leased premises are a part, unless resolved within 20 days after receipt of notice by Tenant.

        f.  The Abandonment or vacating of the leased premises by Tenant.

39. Remedies of Landlord. If there is a default, the Landlord shall have the following rights and remedies which can be exercised without notice to Tenant. The listing of remedies is not intended to preclude the rights of the Landlord to any other remedies available by law:

        a. The Landlord can terminate the lease by giving written notice of the date of termination.

        b. If the Landlord terminates the lease, the Tenant shall continue to be liable to the Landlord for all rental charges until the original or extended term of the lease has expired. Tenant shall also be responsible for any other costs and expenses incurred by Landlord.

        c. Landlord may peaceably and lawfully re-enter the leased premises for purposes of making reasonable efforts to re-lease the premises. Any rent collected upon re-lease of the premises shall be offset against Tenant's obligations to Landlord.

        d. If the Tenant abandons the premises, the Tenant shall continue to be liable to the Landlord for all rents and additional charges due and owing under the lease.

40.  Notices.  All notices to Landlord shall be sent to:

        Winchester 44 Associates, 6797 Winchester Circle, Boulder, CO 80301.


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All notices to Tenant shall be sent to:

        Donnelly Applied Films Corporation, 6797 Winchester Circle, Boulder, CO 80301.

41. Place of Payment. Payment of all rental charges and other payments due under this lease shall be made to: Winchester 44 Associates, 6797 Winchester Circle, Boulder, CO 80301.

42. Binding Upon Successors. All agreements, terms, and conditions for the benefit of Landlord and Tenant shall also benefit their respective successors and shall be binding upon any of their successors.

43. Controlling Law. This lease and all terms and conditions shall be interpreted under the laws of the State of Colorado. Any dispute shall be resolved in Colorado courts and in no other jurisdiction.

        DATED this 27th day of April, 1995.

DONNELLY APPLIED FILMS CORPORATION

     Cecil Van Alsburg
- -------------------------------
by:  Cecil Van Alsburg
     President


Winchester 44 Associates, a Colorado General Partnership, by its partners:

     Cecil Van Alsburg                       John S. Chapin
- -------------------------------         -------------------------------------
Cecil Van Alsburg, Partner              John Chapin, Partner


     Charles Richard Condon                  Cecil Van Alsburg
- -------------------------------         -------------------------------------
Charles Richard Condon, Partner         Donnelly Applied Films Corp., Partner
                                        by: Cecil Van Alsburg



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